 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 October 2, 2007

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	001-31744	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 1, 2007, the Company's shareholders approved an amendment to the Company's Restated Articles of Incorporation to increase the total number of shares of authorized capital stock and to provide for the issuance of preferred stock in one or more series, with rights, preferences and privileges to be determined by the Board of Directors in its discretion.  The effect of this amendment is to increase the number of authorized shares of the Company's capital stock to 175,000,000 shares, consisting of 150,000,000 shares of common stock, $0.10 par value per share, and 25,000,000 shares of preferred stock, $0.01 par value per share.

The Company's Articles of Amendment to Restated Articles of Incorporation (the "Amendment") were filed with the Minnesota Secretary of State on October 2, 2007.  A copy of the Amendment is filed as Exhibit 3.1 to this Form 8-K.

Item 9.01               Financial Statements and Exhibits

                                The following exhibits are filed with this Current Report on Form 8-K:

(d)	Exhibit No.	Exhibit Title or Description
	3.1	Articles of Amendment to Restated Articles of Incorporation of Mentor Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR CORPORATION

Date: October 3, 2007	By:	/s/ Joseph A. Newcomb
Joseph A. Newcomb General Counsel